EXHIBIT 23(b)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's (Formerly First Bancorp of Kansas) previously filed Registration Statement File No. 33-41889, on Form S-8.





                                        ARTHUR ANDERSEN LLP





Oklahoma City, Oklahoma

March 24, 1995